Exhibit 10.4

ROANOKE ELECTRIC STEEL CORPORATION

2005 STOCK INCENTIVE PLAN

PERFORMANCE GRANT

AGREEMENT

AWARDED TO	AWARD DATE January 28, 2005	PERFORMANCE SHARES

SOCIAL SECURITY NUMBER	PERFORMANCE PERIOD

The Compensation Committee of the Board of Directors of Roanoke Electric Steel Corporation (the “Company”) grants to you (“the Participant”) pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”) a Performance Grant of Performance Shares pursuant to Section 10 of the Plan. Each Performance Share that becomes vested under the terms of this Performance Grant shall entitle you to receive one share of common stock of the Company (“Company Stock”), except as otherwise provided below. The Performance Shares granted under this Performance Agreement (“Agreement”) are subject to the performance conditions and other restrictions set forth below.

This Agreement incorporates the terms of the Plan, and in the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. All terms not otherwise defined in this Agreement shall have the meaning assigned to them in the Plan. The terms of the Performance Grant are as follows:

1.	Vesting and Amount of Performance Shares. If the Participant remains in continuous employment with the Company or any of its subsidiaries from the Award Date to last day of the Performance Period, a percentage of the Performance Shares specified above (the “Base Number”) shall become vested as follows:

(a)	The number of Performance Shares which shall become vested Performance Shares shall be determined under the following schedule by multiplying the Base Number by the percentage that corresponds to the Company’s Relative Average Return on Invested Capital for the Performance Period, and rounding to the nearest whole share:

Company’s Relative Average Return on Invested Capital (expressed as a percentile of that of the Comparison Group)	Percentage of Base Number of Performance Shares that Become Vested
95th	200%
90th	175%
85th	150%
80th	125%
75th	100%
70th	90%
65th	80%
60th	70%
55th	60%
50th	50%
45th	25%
Below 45th	0%

(b)	If the Participant dies, becomes Disabled or Retires while employed with the Company or any of its subsidiaries, but prior to the end of the Performance Period, the Participant shall be deemed to have continued in employment with the Company and its subsidiaries through the end of the Performance Period. In the case of death or Disability, the Participant shall be vested in the same number of Performance Shares in which the Participant would have become vested had the Participant actually remained in continuous employment until the end of the Performance Period. Where the Participant Retires, the Participant shall be vested in Performance Shares equal to the product of:

(1) the number of Performance Shares in which the Participant would have become vested had the Participant actually remained in continuous employment until the end of the Performance Period, and

(2) a fraction, the numerator of which is the number of days which the Participant had worked during the Performance Period and the denominator of which is the total number of days in the Performance Period.

For purposes of this Paragraph 1, “Retires” means the Participant’s termination of employment after (A) having attained age 55 and completing 10 years of service or (B) having attained age 62.

(c)	Notwithstanding the foregoing, no more than 25% of the Participant’s Base Number shall become vested Performance Shares if the Company’s Average Return on Invested Capital for the Performance Period is less than zero.

(d)	The target award payment shall be shares of Company Stock equal to 100% of the Participant’s Base Number and the maximum award payment shall be shares of Company Stock equal to 200% of the Participant’s Base Number.

2.	Forfeiture of Performance Shares. Any Performance Shares that do not become vested pursuant to Paragraph 1 will be forfeited.

3.	Settlement of Performance Shares. Vested Performance Shares will be settled as soon as practicable after the Compensation Committee has determined and certified in writing the Company’s Relative Average Return on Invested Capital for the Performance Period, but in no event later than the date that is two and one-half (2 ½) months following the last day of the Performance Period. Subject to Paragraph 8 (pertaining to the withholding of taxes), for each vested Performance Share settled pursuant to this Paragraph 3, the Company shall issue one share of Company Stock and cause to be delivered to the Participant one or more unlegended, freely-transferable stock certificates in respect of such shares issued upon settlement of the vested Performance Shares.

4.	Nontransferability of the Performance Shares. The Performance Shares shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise. Company Stock issued in settlement of the Participant’s vested Performance Shares shall be freely-transferable.

5.	Rights as a Shareholder. The Participant shall not be entitled to any rights of a shareholder with respect to the Performance Shares. No adjustment to the Participant’s Performance Shares shall be made nor shall any credit be provided to reflect any cash dividends declared or paid with respect to Company Stock during the Performance Period.

6.	Adjustment in the Event of Change in Stock; Change in Control. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code of 1986 (the “Code”)) or any partial or complete liquidation of the Company, the number of Performance Shares shall be equitably adjusted by the Committee as it may deem appropriate in its sole discretion. The determination of the Committee regarding any such adjustment will be final and conclusive.

In addition, in the event of a Change in Control, 100% of the Participant’s Base Number of Performance Shares shall become vested Performance Shares. The Company shall settle such vested Performance Shares by making a single lump sum cash payment to the Participant equal to the aggregate Fair Market Value (determined as of the last trading day immediately preceding the Change in Control date) of shares of Company Stock equal in number to the Participant’s vested Performance Shares. Such payment will be made within 15 days following the Change in Control date (the “Change in Control Payment Date”). However, if Section 409A of the Code applies to this Agreement and payment would not be permitted under Section 409A of the Code at the Change in Control Payment Date, the payment will be made (i) within 15 days following the Participant’s separation from service with the Company or its subsidiaries (or in accordance with the six month delay in payment rule for key employees of Section 409A of the Code, to the extent that rule is applicable), or (ii) within 15 days following the end of the Performance Period if the Participant has not separated from service with the Company or its subsidiaries..

If during the Performance Period the Participant’s primary employment is with a subsidiary of the Company, the term Change of Control shall include an event described in Section 2(d)(iii) or Section 2(d)(iv) of the Plan which occurs with respect to such subsidiary while the subsidiary is the Participant’s primary employer.

6A.	Payment of Transfer Taxes, Fees and Other Expenses. The Company will pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares of Company Stock received by the Participant in connection with settlement of the Participant’s vested Performance Shares, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

7.	Other Restrictions.

(a)	The Performance Shares shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Company Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, then in any such event, the grant of Performance Shares shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b)	The Participant acknowledges that the Participant is subject to the Company’s policies regarding compliance with securities laws, including but not limited to its Trading Policy (as in effect from time to time and any successor policies), and, pursuant to these policies, if the Participant is on the Company’s insider list, the Participant shall be required to obtain pre-clearance from the Company’s General Counsel prior to purchasing or selling any of the Company’s securities, including any shares issued upon settlement of vested Performance Shares, and may be prohibited from selling such shares other than during an open trading window. The Participant further acknowledges that, in its discretion, the Company may prohibit the Participant from selling such shares even during an open trading window if the Company has concerns over the potential for insider trading.

8.	Taxes and Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal, state, local or foreign income tax purposes with respect to any Performance Shares, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Paragraph 8, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, including deducting such amount from the delivery of shares of Company Stock issued upon settlement of the Performance Shares that gives rise to the withholding requirement.

9.	Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:	If to the Company:

Roanoke Electric Steel Corporation
PO Box 13948
Roanoke, VA 24038
Attention: General Counsel /Corporate Secretary
Facsimile: (540) 983-7284

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 9. Notice and communications shall be effective when actually received by the addressee. Notwithstanding the foregoing, the Participant consents to electronic delivery of documents required to be delivered by the Company under the securities laws.

10.	Effect of Agreement. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and the term “Company” shall include any successor company.

11.	Laws Applicable to Construction. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Virginia without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the Commonwealth of Virginia. In addition to the terms and conditions set forth in this Agreement, the Performance Shares are subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

12.	Severability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

13.	Conflicts and Interpretation. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

14.	Amendment. Except as otherwise provided in Section 16 of the Plan, this Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

15.	Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

16.	Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same original.

17.	No Right to Continued Employment. Neither the Plan nor this Agreement confers upon you any right to continue as an employee of the Company or of any subsidiary of the Company, or limits in any respect the right of the Company or any subsidiary of the Company to terminate your employment, or modify the terms of such employment. This Agreement does not guarantee your employment with the Company or with any subsidiary of the Company during the period in which it is in effect

18.	Definitions. As used in this Agreement, the following capitalized terms have the meanings indicated:

(a)	“Average Invested Capital” means, for a Performance Year, the average of the Invested Capital measured as of the beginning of the first day and the end of the last day of the Performance Year.

(b)	“Average Return on Invested Capital” means the sum of the Return on Invested Capital for each Performance Year of a company which ends with or within the Performance Period, divided by the number of years in the Performance Period.

(c)	“Award Date” means that date on which Performance Shares are awarded to the Participant. For purposes of this Agreement, the Award Date is January 28, 2005.

(d)	“Comparison Group” means those companies in the custom peer group approved by the Committee and listed on Schedule A to this Agreement. Adjustments will not be made to the performance of the Comparison Group to reflect composition changes during the Performance Period.

(e)	“Invested Capital” means, as of any date, shareholders’ equity, plus long-term debt (including the current portion of such debt.

(f)	“Net Income” means the income before extraordinary items and discontinued operations.

(g)	“Performance Period” means the one-year period beginning on November 1, 2004 and ending on October 31, 2005.

(h)	“Performance Share” means a right to receive a share of Company Stock, subject to the conditions and restrictions described in this Agreement.

(i)	“Performance Year” means, for the Company, its fiscal year. For companies in the Comparison Group, “Performance Year” means the 12-month period set forth on Schedule A to this Agreement under the column titled “Performance Year”.

(j)	“Relative Average Return on Invested Capital” means the Company’s Average Return on Invested Capital relative to the Average Return on Invested Capital for the companies comprising the Comparison Group, expressed as a percentile ranking.

(k)	“Return on Invested Capital” means for a company’s Performance Year, Net Income divided by Average Invested Capital.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed, as of the Award Date shown above.

ROANOKE ELECTRIC STEEL CORPORATION

By:

I hereby acknowledge receipt of this Agreement, a copy of the 2005 Stock Incentive Plan and a copy of the Plan’s prospectus.

Signature:		Date:
«Name»

SCHEDULE A

ROANOKE ELECTRIC STEEL CORPORATION

2005 STOCK INCENTIVE PLAN

PERFORMANCE GRANT AGREEMENT

CUSTOM PEER GROUP

(S&P GICS, Sub-Industry Steel, US Companies, US Primary Issue)

(GICS Code 15104050)*

	Company	Ticker Symbol	Last Day of Fiscal Year	Performance Year
1	ACME METALS INC	AMIIQ	December 31	October 1 – September 30
2	AK STEEL HOLDING CORP	AKS	December 31	October 1 – September 30
3	ALLEGHENY TECHNOLOGIES INC	ATI	December 31	October 1 – September 30
4	ATCHISON CASTING CORP	AHNCQ	June 30	October 1 – September 30
5	BAYOU STEEL CORP -CL A	BYUA	September 30	October 1 – September 30
6	CARPENTER TECHNOLOGY CORP	CRS	June 30	October 1 – September 30
7	CASTLE (A M) & CO	CAS	December 31	October 1 –September 30
8	CENTRAL STEEL & WIRE CO	CSTW	December 31	October 1 – September 30
9	CLEVELAND-CLIFFS INC	CLF	December 31	October 1 – September 30
10	COLD METAL PRODUCTS INC	CMPI	March 31	October 1 – September 30
11	COMMERCIAL METALS	CMC	August 31	September 1 – August 31
12	FRIEDMAN INDUSTRIES	FRD	March 31	October 1 – September 30
13	GENEVA STEEL HLDGS CORP	GNVHQ	September 30	October 1 – September 30
14	GERDAU AMERISTEEL CORP	GNA	December 31	October 1 – September 30
15	GIBRALTAR INDUSTRIES INC	ROCK	December 31	October 1 – September 30
16	GRAFTECH INTERNATIONAL LTD	GTI	December 31	October 1 – September 30
17	GREAT NORTHERN IRON ORE PPTY	GNI	December 31	October 1 – September 30
18	HAYNES INTERNATIONAL INC	HYNI	September 30	October 1 – September 30
19	HUNTCO INC -CL A	3HCOIQ	December 31	October 1 – September 30
20	INTERNATIONAL STEEL GRP INC	ISG	December 31	October 1 – September 30
21	KENTUCKY ELECTRIC STEEL INC	KESIQ	September 29**	October 1 – September 30**
22	KEYSTONE CONS INDUSTRIES INC	KESNQ	December 31	October 1 – September 30
23	LTV CORP	3LTVCQ	December 31	October 1 – September 30
24	MARK HOLDINGS INC	MHDG	June 30	October 1 – September 30
25	MESABI TRUST	MSB	January 31	November 1 – October 31
26	METAL MANAGEMENT INC	MTLM	March 31	October 1 – September 30
27	METALS USA INC	MUSA	December 31	October 1 – September 30
28	MMI PRODUCTS INC	9701B	January 3**	October 1 – September 30**
29	MORTON INDUSTRIAL GRP INC	3MGRP	December 31	October 1 – September 30
30	NATIONAL STEEL CORP -CL B	3NSTLQ	December 31	October 1 – September 30
31	NEENAH FOUNDRY CO	0271B	September 30	October 1 – September 30
32	NIAGARA CORP	NGCD	December 31	October 1 – September 30
33	NN INC	NNBR	December 31	October 1 – September 30
34	NORTHWEST PIPE CO	NWPX	December 31	October 1 – September 30
35	NUCOR CORP	NUE	December 31	October 1 – September 30
36	OLYMPIC STEEL INC	ZEUS	December 31	October 1 – September 30
37	OREGON STEEL MILLS INC	OS	December 31	October 1 – September 30
38	PAV REPUBLIC INC-REDH	RSBQ	December 31	October 1 – September 30
39	QUANEX CORP	NX	October 31	November 1 – October 31

	Company	Ticker Symbol	Last Day of Fiscal Year	Performance Year
40	ROUGE INDUSTRIES INC	RGIDQ	December 31	October 1 – September 30
41	RYERSON TULL INC	RT	December 31	October 1 – September 30
42	SCHNITZER STEEL INDS -CL A	SCHN	August 31	September 1 – August 31
43	STEEL DYNAMICS INC	STLD	December 31	October 1 – September 30
44	STEEL TECHNOLOGIES	STTX	September 30	October 1 – September 30
45	SYNALLOY CORP	SYNL	January 3**	October 1 – September 30**
46	THERMODYNETICS INC	3TDYN	March 31	October 1 – September 30
47	UNITED STATES STEEL CORP	X	December 31	October 1 – September 30
48	UNVL STAINLESS & ALLOY PRODS	USAP	December 31	October 1 – September 30
49	WEBCO INDUSTRIES INC	WEBO	July 31	November 1 – October 31
50	WEIRTON STEEL CORP	WRTLQ	December 31	October 1 – September 30
51	WHEELING PITTSBURGH CORP	WPSC	December 31	October 1 – September 30
52	WHX CORP	WHX	December 31	October 1 – September 30
53	WILLIAMS INDUSTRIES INC	WMSI	July 31	November 1 – October 31
54	WORTHINGTON INDUSTRIES	WOR	May 31	September 1 – August 31

*	As of January 27, 2005, with the exception of Gerdau Ameristeel Corp., which as of such date is not included in this index.
**	These companies have 52/53 week fiscal years, so the actual beginning and ending date of each fiscal year, and, thus, each quarter may vary from year to year. The actual beginning and ending dates to be included in the column will be adjusted, as necessary from year-to-year.